Exhibit 99.1

ChannelAdvisor Reports Third Quarter 2018 Results
Revenue and adjusted EBITDA exceed expectations for the third consecutive quarter

Research Triangle Park, NC - November 8, 2018 - ChannelAdvisor Corporation (NYSE: ECOM), a leading provider of cloud-based e-commerce solutions that enable brands and retailers to increase global sales, today reported financial results for the quarter ended September 30, 2018.

“ChannelAdvisor delivered its third consecutive quarter of exceeding expectations for revenue and adjusted EBITDA,” said David Spitz, Chief Executive Officer of ChannelAdvisor. “Our third quarter top-line results were driven by continued strength in GMV, improved revenue retention and increased strategic partnership revenue, which, when combined with our efforts to control our expenses, led to adjusted EBITDA out-performance as well.”

“We remain committed to delivering revenue growth and margin expansion. With a product strategy focused on initiatives to help brands and manufacturers effectively compete in the rapidly evolving digital economy, we believe we have positioned ourselves to capitalize on serving this key customer segment. We believe this strategy, coupled with our efforts to improve direct sales efficiencies and expand indirect channels, provides us with a solid framework to increase sales and profitability.”
Third Quarter 2018 Financial Results

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Revenue: Total revenue was $32.3 million for the third quarter 2018, an increase of 7.4% from the year-ago period. Fixed subscription fees were $25.7 million, or 79.5% of total revenue, an increase of 7.6% from the year-ago period. Variable subscription fees were $6.6 million, or 20.5% of total revenue, an increase of 6.5% from the year-ago period.

•
Gross Profit: GAAP gross profit was $24.7 million, representing a 76.5% gross margin for the third quarter 2018, compared with $22.8 million and 75.7%, respectively, for the year-ago period. Non-GAAP gross profit was $25.0 million, representing a 77.4% non-GAAP gross margin for the third quarter 2018, compared with $23.1 million and 76.7%, respectively, for the year-ago period.

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Net Loss: GAAP net loss was $(2.3) million for the third quarter 2018, compared with $(4.1) million for the year-ago period. GAAP net loss per share was $(0.08) based on 27.3 million weighted average shares outstanding for the third quarter 2018, compared with $(0.15) and 26.4 million shares then outstanding, respectively, for the year-ago period. Non-GAAP net income, which excludes non-cash stock-based compensation, was $0.7 million for the third quarter 2018, or $0.03 per share, compared with non-GAAP net loss of $(1.2) million, or $(0.05) per share, for the year-ago period.

•
Adjusted EBITDA: Adjusted EBITDA, a non-GAAP measure, was $2.3 million for the third quarter 2018, compared with $0.4 million for the year-ago period. Adjusted EBITDA excludes depreciation, amortization, income tax expense, interest income (expense) and stock-based compensation expense.

Exhibit 99.1

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Cash: Cash and cash equivalents totaled $48.9 million as of September 30, 2018, compared with $53.4 million as of December 31, 2017. Cash generated from operations was $1.1 million for the nine months ended September 30, 2018, compared with cash used in operations of $(2.2) million for the year-ago period.

Operating Highlights

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New and Expanded Marketplaces Partnerships: Increased the number of supported marketplaces to 111 as of the end of third quarter 2018 from 80 as of the end of the third quarter 2017, and significantly expanded strategic alliance with Google to support its new program, Shopping Actions, granting brands greater leverage in the marketplace.

•
New Strategic Logistics Partnership: Established strategic partnership with DHL, providing new opportunities for brands and retailers to expand sales in foreign markets through DHL’s fulfillment and shipping to customers around the world.

•
Average Revenue per Customer (ARPC): ARPC, calculated on a trailing twelve-month basis, was $46,073 for the twelve months ended September 30, 2018, an increase of 10.4% from the year-ago period reflecting continued progress in ChannelAdvisor’s strategy of focusing on larger customers.

•	Customer Count: Total customer count was 2,815 at the end of the third quarter 2018, compared with 2,902 customers at the end of the third quarter 2017.
Financial Outlook
Based on the information available as of today, ChannelAdvisor is issuing guidance for its fourth quarter 2018 and updating guidance for the full year 2018 from amounts previously provided on August 9, 2018.

(in millions, except percentages)	Q4 2018	Full Year 2018 (updated)
Revenue	$34.2 - $35.0	$130.6 - $131.4
Y/Y Growth	0% - 3%	7%
Adjusted EBITDA	$3.2 - $4.0	$7.6 - $8.4
As a Percentage of Revenue (at the midpoint)	10%	6%
Stock-based Compensation Expense	$2.7 - $3.1	$10.7 - $11.1
Weighted Average Shares Outstanding	27.3	27.2
Refer to the "Adjusted EBITDA Guidance Reconciliation" table included with the financial tables at the end of this release for the reconciliation to the most comparable GAAP financial measure.
Conference Call Information

Event:	ChannelAdvisor Third Quarter 2018 Financial Results Conference Call
Date:	Thursday, November 8, 2018
Time:	4:30 p.m. ET
Live Call:	(855) 638-4821, Passcode 6078882, Toll free
(704) 288-0612, Passcode 6078882, Toll
Webcast:	http://ir.channeladvisor.com (live and replay)

Exhibit 99.1

Key Financial and Operating Metrics
Average revenue per customer is revenue for a particular period divided by the average monthly number of customers during the period, which is calculated by taking the sum of the number of customers at the end of each month in the period and dividing by the number of months in the period.
Number of customers includes all customers who subscribe to at least one of the company's solutions.
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: non-GAAP net income (loss) and adjusted EBITDA.
ChannelAdvisor believes that these non-GAAP measures of financial results provide useful information to management and investors relating to ChannelAdvisor’s financial condition and results of operations. The company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.
Management of the company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the company’s financial statements. In order to compensate for these limitations, management presents non-GAAP financial measures together with GAAP results. Non-GAAP measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. ChannelAdvisor urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business. In addition, other companies, including companies in our industry, may calculate similarly named non-GAAP measures differently than we do, which limits their usefulness in comparing our financial results with theirs.
About ChannelAdvisor
ChannelAdvisor (NYSE: ECOM) is a leading e-commerce cloud platform whose mission is to connect and optimize the world’s commerce. For nearly two decades, ChannelAdvisor has helped brands and retailers worldwide improve their online performance by expanding sales channels, connecting with consumers around the world, optimizing their operations for peak performance and providing actionable analytics to improve competitiveness. Thousands of customers depend on ChannelAdvisor to securely power their sales and optimize fulfillment on channels such as Amazon, eBay, Facebook, Google, Walmart and hundreds more. For more information, visit channeladvisor.com.
Cautionary Language Concerning Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and guidance for the fourth quarter and full year 2018 and expectations regarding our growth and that of the e-commerce industry. These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts and projections, as well as the current beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that

Exhibit 99.1

are beyond ChannelAdvisor’s control. ChannelAdvisor’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in ChannelAdvisor’s Annual Report on Form 10-K for the year ended December 31, 2017 and its Quarterly Report on Form 10-Q that will be filed for the quarter ended September 30, 2018, as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. These documents are available on the ‘SEC Filings’ section of the Investor Relations page of our website at http://ir.channeladvisor.com. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our reliance for a significant portion of our revenue on sales by our customers on the Amazon and eBay marketplaces and through advertisements on Google; our ability to respond to rapid changes in channel technologies or requirements; our ability to compete successfully against current and future competitors, which could include the channels themselves; our reliance in part on a pricing model under which a portion of the subscription fees we receive from customers is variable, based upon the amount of transaction volume that those customers process through our platform; our reliance on non-redundant data centers and cloud computing providers to deliver our SaaS solutions; the potential that the e-commerce market does not grow, or grows more slowly than we expect, particularly on the channels that our solutions support; challenges and risks associated with our increasing international operations; and security or privacy breaches. The forward-looking statements included in this press release represent ChannelAdvisor’s views as of the date of this press release. ChannelAdvisor undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, these forward-looking statements should not be relied upon as representing ChannelAdvisor’s views as of any date subsequent to the date of this press release.
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Investor Contact:
Traci Mangini
ChannelAdvisor Corporation
traci.mangini@channeladvisor.com
919-228-4886

Media Contact:
Tamara Gibbs
ChannelAdvisor Corporation
tamara.gibbs@channeladvisor.com
919-249-9798

ChannelAdvisor Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30, 2018	December 31, 2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$48,890	$53,422
Accounts receivable, net of allowance of $945 and $609 as of September 30, 2018 and December 31, 2017, respectively	21,712	27,452
Prepaid expenses and other current assets	8,569	16,462
Total current assets	79,171	97,336
Property and equipment, net	12,964	10,877
Goodwill	23,486	23,486
Intangible assets, net	2,046	2,503
Deferred contract costs, net of current portion	10,425	—
Long-term deferred tax assets, net	4,536	5,550
Other assets	1,490	759
Total assets	$134,118	$140,511
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,868	$7,243
Accrued expenses	9,258	12,611
Deferred revenue	25,651	27,143
Other current liabilities	4,243	4,477
Total current liabilities	41,020	51,474
Long-term capital leases, net of current portion	1,404	641
Lease incentive obligation	2,348	3,328
Other long-term liabilities	2,530	3,157
Total liabilities	47,302	58,600
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued and outstanding as of September 30, 2018 and December 31, 2017	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 27,311,469 and 26,601,626 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	27	27
Additional paid-in capital	269,149	262,805
Accumulated other comprehensive loss	(1,521)	(789)
Accumulated deficit	(180,839)	(180,132)
Total stockholders' equity	86,816	81,911
Total liabilities and stockholders' equity	$134,118	$140,511

ChannelAdvisor Corporation and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue	$32,324	$30,097	$96,429	$88,430
Cost of revenue (1) (2) (3)	7,606	7,309	21,934	22,149
Gross profit	24,718	22,788	74,495	66,281
Operating expenses (1) (2):
Sales and marketing (3)	14,921	14,805	45,785	44,993
Research and development	5,350	5,760	16,989	15,878
General and administrative	6,688	6,344	19,847	21,552
Total operating expenses	26,959	26,909	82,621	82,423
Loss from operations	(2,241)	(4,121)	(8,126)	(16,142)
Other income (expense):
Interest income (expense), net	120	67	351	149
Other income (expense), net	22	36	2	106
Total other income (expense)	142	103	353	255
Loss before income taxes	(2,099)	(4,018)	(7,773)	(15,887)
Income tax expense	188	37	435	209
Net loss	$(2,287)	$(4,055)	$(8,208)	$(16,096)
Net loss per share:
Basic and diluted	$(0.08)	$(0.15)	$(0.30)	$(0.61)
Weighted average common shares outstanding:
Basic and diluted	27,294,134	26,439,830	27,073,332	26,293,650

(1) Includes stock-based compensation as follows:
Cost of revenue (3)	$298	$298	$607	$864
Sales and marketing (3)	1,003	931	2,483	2,849
Research and development	581	588	1,585	1,659
General and administrative	1,092	1,023	3,348	3,760
	$2,974	$2,840	$8,023	$9,132

(2) Includes depreciation and amortization as follows:
Cost of revenue (3)	$919	$949	$2,671	$3,099
Sales and marketing (3)	224	267	658	771
Research and development	92	102	280	324
General and administrative	315	287	900	847
	$1,550	$1,605	$4,509	$5,041

(3) Certain prior period amounts have been reclassified to conform to current period presentation. These reclassifications had no impact on our reported operating loss or net loss for the period.

ChannelAdvisor Corporation and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities
Net loss	$(8,208)	$(16,096)
Adjustments to reconcile net loss to cash and cash equivalents provided by (used in) operating activities:
Depreciation and amortization	4,509	5,041
Bad debt expense	1,036	271
Stock-based compensation expense	8,023	9,132
Deferred income taxes	373	154
Other items, net	(667)	(653)
Changes in assets and liabilities, net of effects from acquisition:
Accounts receivable	4,451	(1,674)
Prepaid expenses and other assets	10,588	(1,370)
Deferred contract costs	(5,325)	—
Accounts payable and accrued expenses	(11,164)	(51)
Deferred revenue	(2,514)	3,042
Cash and cash equivalents provided by (used in) operating activities	1,102	(2,204)
Cash flows from investing activities
Purchases of property and equipment	(1,586)	(2,427)
Payment of internal-use software development costs	(579)	(224)
Acquisition, net of cash acquired	—	(2,177)
Cash and cash equivalents used in investing activities	(2,165)	(4,828)
Cash flows from financing activities
Repayment of capital leases	(2,092)	(2,586)
Proceeds from exercise of stock options	1,086	625
Payment of statutory tax withholding related to net-share settlement of restricted stock units	(2,130)	(2,581)
Cash and cash equivalents used in financing activities	(3,136)	(4,542)
Effect of currency exchange rate changes on cash and cash equivalents	(333)	332
Net decrease in cash and cash equivalents	(4,532)	(11,242)
Cash and cash equivalents, beginning of period	53,422	65,420
Cash and cash equivalents, end of period	$48,890	$54,178

Reconciliation of GAAP Gross Profit and GAAP Gross Margin to Non-GAAP Gross Profit and Non-GAAP Gross Margin
(unaudited; dollars in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue	$32,324	$30,097	$96,429	$88,430

Gross profit (GAAP)	$24,718	$22,788	$74,495	$66,281
Plus: Stock-based compensation expense included within cost of revenue	298	298	607	864
Gross profit (Non-GAAP)	$25,016	$23,086	$75,102	$67,145
Gross margin (GAAP)	76.5%	75.7%	77.3%	75.0%
Gross margin (Non-GAAP)	77.4%	76.7%	77.9%	75.9%

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(unaudited; in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Operating expenses (GAAP)	$26,959	$26,909	$82,621	$82,423
Less: Stock-based compensation expense included within operating expenses	2,676	2,542	7,416	8,268
Less: One-time charge for VDAs related to sales taxes	—	—	—	2,539
Operating expenses (Non-GAAP)	$24,283	$24,367	$75,205	$71,616

Reconciliation of GAAP Loss from Operations and GAAP Operating Margin to Non-GAAP Income (Loss) from Operations and Non-GAAP Operating Margin
(unaudited; dollars in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue	$32,324	$30,097	$96,429	$88,430

Loss from operations (GAAP)	$(2,241)	$(4,121)	$(8,126)	$(16,142)
Plus: Stock-based compensation expense	2,974	2,840	8,023	9,132
Plus: One-time charge for VDAs related to sales taxes	—	—	—	2,539
Income (loss) from operations (Non-GAAP)	$733	$(1,281)	$(103)	$(4,471)
Operating margin (GAAP)	(6.9)%	(13.7)%	(8.4)%	(18.3)%
Operating margin (Non-GAAP)	2.3%	(4.3)%	(0.1)%	(5.1)%

Reconciliation of GAAP Net Loss to Non-GAAP Net Income (Loss)
(unaudited; in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net loss (GAAP)	$(2,287)	$(4,055)	$(8,208)	$(16,096)
Plus: Stock-based compensation expense	2,974	2,840	8,023	9,132
Plus: One-time charge for VDAs related to sales taxes	—	—	—	2,539
Net income (loss) (Non-GAAP)	$687	$(1,215)	$(185)	$(4,425)

Reconciliation of GAAP Net Loss to Adjusted EBITDA
(unaudited; in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net loss (GAAP)	$(2,287)	$(4,055)	$(8,208)	$(16,096)
Adjustments:
Interest (income) expense, net	(120)	(67)	(351)	(149)
Income tax expense	188	37	435	209
Depreciation and amortization expense	1,550	1,605	4,509	5,041
Total adjustments	1,618	1,575	4,593	5,101
EBITDA	(669)	(2,480)	(3,615)	(10,995)
Stock-based compensation expense	2,974	2,840	8,023	9,132
One-time charge for VDAs related to sales taxes	—	—	—	2,539
Adjusted EBITDA	$2,305	$360	$4,408	$676

Free Cash Flow Reconciliation
(unaudited; in thousands)
	Nine Months Ended September 30,
	2018	2017
Cash and cash equivalents provided by (used in) operating activities	$1,102	$(2,204)
Less: Purchases of property and equipment	(1,586)	(2,427)
Free cash flow	$(484)	$(4,631)

Adjusted EBITDA Guidance Reconciliation
(unaudited; in millions)
	Fourth Quarter 2018		Full Year 2018
	Low	High	Low	High
Net loss (estimate)	$(1.7)	$(0.2)	$(9.9)	$(8.4)
Adjustments (estimates):
Interest (income) expense, net	0.0	(0.1)	(0.3)	(0.4)
Income tax (benefit) expense	0.2	0.1	0.6	0.5
Depreciation and amortization expense	1.6	1.5	6.1	6.0
Total adjustments	1.8	1.5	6.4	6.1
EBITDA	0.1	1.3	(3.5)	(2.3)
Stock-based compensation expense (estimate)	3.1	2.7	11.1	10.7
Adjusted EBITDA guidance	$3.2	$4.0	$7.6	$8.4